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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-159834, 333-59277, 333-95167, 333- 117431, 333-40834, 333-135400, 333-152635, and 333-189955 on Form S-8 and Registration Statement No. 333-168299 on Form S-3 of Heritage Commerce Corp of our report dated March 4, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ CROWE HORWATH LLP Crowe Horwath LLP

Sacramento, California
March 4, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM